UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 11, 2009
Avanir Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15803	33-0314804

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

101 Enterprise, Suite 300, Aliso Viejo, California	92656

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (949) 389-6700
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
On November 11, 2009, the Compensation Committee of the Board of Directors of Avanir Pharmaceuticals, Inc. (the “Company”) approved (i) annual increases in the base salaries for those officers identified below, and (ii) the payment of annual cash bonus awards for fiscal 2009 for the same officers. Salary increases were effective as of October 1, 2009, which was the start of the current fiscal year. Bonuses were awarded based on individual and overall Company performance in fiscal 2009.

Name	Title	New Salary	Bonus Payment
Keith A. Katkin	President & Chief Executive Officer	$410,199	$235,146
Randall E. Kaye, M.D.	Senior Vice President & Chief Medical Officer	$336,467	$165,000
Christine G. Ocampo	Vice President, Finance	$210,678	$75,963
Item 8.01. Other Events.
On November 11, 2009, the Compensation Committee recommended, and the Board of Directors approved, an increase in the number of shares reserved for issuance under the Company’s 2005 Equity Incentive Plan (the “Plan”) pursuant to the Plan’s “evergreen” provision. Under the Plan, the Board of Directors approved an increase of 325,000 shares for fiscal 2010.
* * *

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2009	Avanir Pharmaceuticals, Inc.
	By:	/s/ Christine G. Ocampo
Christine G. Ocampo
Vice President, Finance